Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors Glen Rose Petroleum Corporation

We hereby consent to the incorporation by reference in the previously filed Registration Statements of United Heritage Corporation on Form S-8 (File Nos. 333-151288 , 333-64711, 333-51362, 333-100739) of our Independent Registered Public Accounting Firms Report, dated July 11, 2008 appearing in this Annual Report on Form 10-K of Glen Rose Petroleum Corporation for the year ended March 31, 2008.

/s/ Hein and Associates, LLP

HEIN AND ASSOCIATES, LLP

Dallas, Texas July 13, 2009